ESTOPPEL CERTIFICATE, CONSENT AND AGREEMENT (Bagdad-Chase)

TO: N M Rothschild & Sons Limited, for itself and as agent for the Lenders party to the
    Loan Agreement referred to below

c/o: N M Rothschild & Sons New Court
     St. Swithin's Lane London
     EC4P 4DU England

The undersigned is a party to that certain Lease of Mining Rights dated as of July 24, 1986 (the "Agreement") with VICEROY RESOURCE CORPORATION. The Agreement affects the Oro Belle patented claims.

The undersigned hereby ratifies its obligations under the ~greement and certifies and acknowledges the following:

1. The Agreement is in full force. and effect and has not been assigned, modified, supplemented or amended in any way, except for that certain Assignment of Lease dated September 11, 1986 to B&B Mining Company, now known as VICEROY GOLD CORPORATION
("Viceroy").

2. The Agreement, as modified, represents the entire agreement between the parties thereto with respect to the subject matter thereof.. All references herein to the Agreement shall refer to the Agreement as modified and all cap1talized terms used herein and not otherwise defined shall have the meanings given in
the Agreement.	.

3. The Agreement has a current term of 10 years, commencing
February 28, 1988, and terminating on February 28, 1998; with an option to extend the Agreement until February 28, 2008.

4. Viceroy, or its predecessors-in-interest, has made all payments, including royalty payments, due and owing under the Agreement as of the date hereof.

5.To the best of the undersigned's knowledge:	(a)	all
obligations and covenants under the Agreement to be performed or observed to date have been satisfied; (b) there is no default under the Agreement;
(c) there are no facts which, with the giving of notice or the passage of time, or both, would constitute such a default; and (d) there are no facts which, with the giving of notice or the passage of time, or both, would .constitute grounds for termination by the undersigned of the



9011504ana


Agreement.

6. The undersigned hereby consents to the granting of a
mortgage or deed of trust lien against and/or security interest in all of Viceroy's rights, titles and interests in or under the Agreement, in favor ofN M Rothschild & Sons Limited or its designee, for itself and as agent for the Lenders party to that
certain	Loan	Agreement	dated	as	of	,	1991,
(collectively, "Lenders").

7. The undersigned hereby consents to the construction, alteration and repair of improvements on the Property by Viceroy or by Viceroy's contractors, subcontractors, agents ?nd/or employees in connection with the development and operations contemplated by Viceroy's Castle Mountain Project Mine Plan and
Reclamation Plan approved by the U.S. Bureau of Land Management, as the same may be am~nded, modified, supplemented or superceded.

8. The undersigned agrees to give you a copy of any notice of default it may give to Viceroy under the Agreement.

The undersigned has certified the foregoing for your benefit and protection with the understanding that the Lenders intend to rely thereon in making certain' loans to Viceroy which are to b.e

	secured by, among other things, Viceroy's rights under the Agreement.

Dated: , 1991

BAGDAD CHASE, INC.

By: Its

By: Its